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                                 PROMISSORY NOTE

$10,000,000                                                         June 3, 1998

         FOR VALUED RECEIVED, the undersigned, KENNEDY-WILSON, INC. a Delaware corporation ("the Company"), hereby promises to pay to the order of FBR ASSET INVESTMENT CORPORATION, a Virginia corporation (the "Lender") or to order, the principal sum of TEN MILLION DOLLARS ($10,000,000), or so much thereof as shall have been advanced to the Company by the Lender as line of credit loans and remain unpaid under the provisions of the Loan and Warrant Agreement (as hereafter defined), whichever is less, in lawful money of the United States of America, together with interest on the unpaid principal balance from day-to-day remaining computed from the date hereof until Maturity at the rate of 12% per annum (the "Interest Rate").

         1. This Note is issued pursuant to the Loan and Warrant Agreement dated June 3, 1998 between the Company and the Lender (the "Loan and Warrant Agreement").

         2. For purposes of calculating interest accrued hereon at the Interest Rate, interest on this Note shall be calculated on the basis of the actual days elapsed over a 365- or 366-day year, as the case may be.

         Principal and accrued interest on this Note, computed as aforesaid, shall be due and payable as follows:

                  (i)  principal shall be payable at Maturity, and

                  (ii) interest shall be payable monthly on the last day of each month until Maturity, commencing July 31, 1998.

         3. For purposes hereof, "Maturity" means the first to occur of (i) the closing of a public offering of common stock by the Company and (ii) December 31, 1998, the date on which all outstanding principal and accrued but unpaid interest is due under this Note.

         5. Should the principal of, or any installment of the principal or interest on, this Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day and interest shall be payable with respect to such extension. Payments made to the Lender by the Company hereunder shall be applied first to accrued interest and then to principal.

         6. Except as herein provided, the Company waives demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agrees that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, release or changes.
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         7. No waiver by the Lender of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right to remedy of the Lender; no delay or omission in the exercise or enforcement by the Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of the Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of the Lender.

         8. An "Event of Default" for the purposes of this Note shall mean any Event of Default as defined in Section 8 of the Loan and Warrant Agreement. Upon the occurrence of an Event of Default, the holder hereof may, at its option, declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable; provided, however, that with respect to any Event of Default set forth in Section 8(a)(7) of the Loan and Warrant Agreement, such Event of Default will automatically cause the principal and accrued interest on this Note to become immediately due and payable.

         9. The Company may prepay its obligation pursuant to this Note at any time by tendering to the Lender the then outstanding principal balance hereof, together with accrued but unpaid interest.

         10. Notwithstanding anything contained in this Note to the contrary, the Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note any amount in excess of the amount permitted an calculated at the Maximum Rate (defined below), and, in the event the Lender ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this
Note is paid in full, any remaining excess shall forthwith be paid to the Company.

         The term "Maximum Rate, " as used herein, shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of New York applicable to such holder and such indebtedness or, to the extent permitted by applicable law, under such applicable laws of the United States and the State of New York which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         11. This Note is being executed and delivered, and is intended to be performed in the State of New York. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Note.

         12. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company promises to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys' fees of the holder hereof.


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         The address for the Company for all purposes contained in this Note and for the notices hereunder shall be: 530 Wilshire Boulevard, #101, Santa Monica, California 90401.

         The address of the Lender for all purposes contained in this Note and for all notices hereunder shall be: 1001 Nineteenth Street, North, Arlington, Virginia 22209.

         Executed as of the day and year first above written.

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                                 By:      /s/     Richard Mandell
                                       -----------------------------------------
                                 Name:             Richard Mandell
                                       -----------------------------------------
                                 Its:              President
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